Exhibit 2.1

EXECUTION VERSION

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER, is made and entered into as of the 30th day of September, 2020 (the “Amendment”) by and among PETROS PHARMACEUTICALS, INC., a Delaware corporation (“Parent”), PM MERGER SUB 1, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger Sub 1”), PN MERGER SUB 2, INC., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”), NEUROTROPE, INC., a Nevada corporation (“Neurotrope”), and METUCHEN PHARMACEUTICALS LLC, a Delaware limited liability company (“Company”).

RECITALS

A.                  The parties have entered into an Agreement and Plan of Merger dated as of May 17, 2020, as amended by the First Amendment to Agreement and Plan of Merger dated as of July 23, 2020 (as amended, the “Merger Agreement”);

B.                  The Parties now wish to further amend the Merger Agreement; and

C.                  The Merger Agreement may be amended by an instrument in writing signed on behalf of each of the parties with the approval of their respective boards of directors.

AGREEMENT

THEREFORE, in consideration of the foregoing recitals (which are incorporated as an integral part hereof), the mutual agreements of the parties set forth in the Merger Agreement, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereby agree as follows:

1.       Defined Terms.  Capitalized terms used in this Amendment that are not otherwise defined shall have the meanings set forth in the Merger Agreement.

2.       Amendment to Section 2.1(b) of the Merger Agreement. Section 2.1(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

(b)       Conversion of Company Units. Subject to the other provisions of this Article II, each Company Unit issued and outstanding immediately prior to the Metuchen Effective Time shall be converted into (i) a number of validly issued, fully paid and non-assessable shares of Parent Common Stock equal to the quotient resulting from the formula of (A) 24,748,051 divided by (B) the number of Company Outstanding Units (the “Company Exchange Ratio”); provided, however, that if the Parties mutually agree, for Nasdaq listing purposes, then the Company Exchange Ratio may be adjusted, in which case any other ratios described herein that would be impacted by such change shall be proportionately adjusted and (ii) the right to receive a number of shares of Parent Common Stock, subject to and upon the conditions set forth in Section 2.9 (such shares referred to in clauses (i) and (ii), collectively, the “Company Merger Consideration”).

3.       Amendment to Section 2.9 of the Merger Agreement. Section 2.9 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.9 Earnout. Parent shall, subject to achievement of the targets set forth below, deposit earnout payments (the “Earnout Payments”) with the Exchange Agent for distribution to each unitholder of the Company prior to the Closing in accordance with such unitholder’s Earnout Pro Rata Percentage as follows:

(a)
(i)	If at any time within the twelve (12) month period following the Closing Date (the “First Period”), the Closing Price per share of Parent Common Stock is:

EXECUTION VERSION

(A)	greater than or equal to $1.60 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period, then the Earnout Payment shall be equal to 5,000,000 shares of Parent Common Stock (the “First Period Initial Milestone Earnout Payment”);

(B)	greater than or equal to $2.00 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period, then the Earnout Payment shall be equal to 5,000,000 shares of Parent Common Stock (the “First Period Second Milestone Earnout Payment”);

(C)	greater than or equal to $2.60 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period, then the Earnout Payment shall be equal to 5,000,000 shares of Parent Common Stock (the “First Period Third Milestone Earnout Payment”);

(D)	greater than or equal to $3.00 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period, then the Earnout Payment shall be equal to 5,000,000 shares of Parent Common Stock (the “First Period Final Milestone Earnout Payment”).

(ii)	If at any time within the twelve (12) month period following the one (1) year anniversary of the Closing Date (the “Second Period”), the Closing Price per share of Parent Common Stock is:

(A)	greater than or equal to $2.00 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period, then the Earnout Payment shall be equal to 5,000,000 shares of Parent Common Stock (the “Second Period Initial Milestone Earnout Payment” and together with the First Period Initial Milestone Earnout Payment, the “First Milestone Earnout Payment”);

(B)	greater than or equal to $2.50 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period, then the Earnout Payment shall be equal to 5,000,000 shares of Parent Common Stock (the “Second Period Second Milestone Earnout Payment” and together with the First Period Second Milestone Earnout Payment, the “Second Milestone Earnout Payment”);

(C)	greater than or equal to $3.25 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period, then the Earnout Payment shall be equal to 5,000,000 shares of Parent Common Stock (the “Second Period Third Milestone Earnout Payment” and together with the First Period Third Milestone Earnout Payment, the “Third Milestone Earnout Payment”);

(D)	greater than or equal to $3.75 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period, then the Earnout Payment shall be equal to 5,000,000 shares of Parent Common Stock (the “Second Period Final Milestone Earnout Payment” and together with the First Period Final Milestone Earnout Payment, the “Final Milestone Earnout Payment.” The First Milestone Earnout Payment, the Second Milestone Earnout Payment, the Third Milestone Earnout Payment and the Final Milestone Earnout Payment are collectively referred to herein as the “Milestone Earnout Payments” and individually as a “Milestone Earnout Payment”).

(iii)	For the avoidance of doubt, each Milestone Earnout Payment shall only be achievable and payable one time and upon achievement of such Milestone Earnout Payment, there shall be no further payments with respect to such Milestone Earnout Payment. For example, if the Closing Price per share of Parent Common Stock is greater than or equal to $1.60 for twenty (20) trading days during any thirty (30) consecutive trading day period, the First Period Initial Milestone Earnout Payment shall have been achieved. Subsequently, if the Closing Price per share of Parent Common Stock is below $1.60 and then returns above $1.60 for twenty (20) trading days during any thirty (30) consecutive trading day period, the First Milestone Earnout Payment shall not again be due and payable as such First Milestone Earnout Payment had been previously achieved and no further payments with respect to the First Milestone Earnout Payment shall be achievable following its initial achievement. Further, upon achievement of a Milestone Earnout Payment in the First Period, the corresponding milestone for the Second Period shall not be achievable. For example, if the First Period First Milestone Earnout Payment is achieved, the Second Period First Milestone Payment shall not be achievable.

EXECUTION VERSION

(iv)	Notwithstanding anything herein to the contrary, in no event shall the sum of (i) the First Milestone Earnout Payment, (ii) the Second Milestone Earnout Payment, (iii) the Third Milestone Earnout Payment and (iii) the Final Milestone Earnout Payment be greater than 20,000,000 shares of Parent Common Stock.

(b)	If at any time following the Closing and prior to the second anniversary of the Closing Date,

(i)	either (i) Parent’s Market Capitalization is greater than or equal to $250,000,000 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period with a Closing Price of no less than $3.50 on each such trading day or (ii) Parent receives aggregate gross proceeds of at least $25,000,000 in an offering (or series of offerings within a sixty (60) calendar day period) of Parent Common Stock with a price per share of Parent Common Stock sold equal to no less than $3.50 in each offering (or series of offerings) and where Parent has a Market Capitalization immediately prior to each such offering (or series of offerings) equal to at least $250,000,000, then the Earnout Payment shall be equal to 10,000,000 shares of Parent Common Stock, subject to Sections 2.9(c) and (d) below (the “Initial Market Capitalization/Gross Proceeds Earnout Payment”);

(ii)	either (i) Parent’s Market Capitalization is greater than or equal to $300,000,000 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period with a Closing Price of no less than $3.75 on each such trading day or (ii) Parent receives aggregate gross proceeds of at least $30,000,000 in an offering (or series of offerings within a sixty (60) calendar day period) of Parent Common Stock with a price per share of Parent Common Stock sold equal to no less than $3.75 in each offering (or series of offerings) and where Parent has a Market Capitalization immediately prior to each such offering (or series of offerings) equal to at least $300,000,000, then the Earnout Payment shall be equal to 10,000,000 shares of Parent Common Stock, subject to Sections 2.9(c) and (d) below (the “Second Market Capitalization/Gross Proceeds Earnout Payment”);

(iii)	either (i) Parent’s Market Capitalization is greater than or equal to $400,000,000 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period with a Closing Price of no less than $4.50 on each such trading day or (ii) Parent receives aggregate gross proceeds of at least $40,000,000 in an offering (or series of offerings within a sixty (60) calendar day period) of Parent Common Stock with a price per share of Parent Common Stock sold equal to no less than $4.50 in each offering (or series of offerings) and where Parent has a Market Capitalization immediately prior to each such offering (or series of offerings) equal to at least $400,000,000, then the Earnout Payment shall be equal to 15,000,000 shares of Parent Common Stock, subject to Sections 2.9(c) and (d) below (the “Third Market Capitalization/Gross Proceeds Earnout Payment”);

EXECUTION VERSION

(iv)	either (i) Parent’s Market Capitalization is greater than or equal to $500,000,000 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period with a Closing Price of no less than $4.75 on each such trading day or (ii) Parent receives aggregate gross proceeds of at least $50,000,000 in an offering (or series of offerings within a sixty (60) calendar day period) of Parent Common Stock with a price per share of Parent Common Stock sold equal to no less than $4.75 in each offering (or series of offerings) and where Parent has a Market Capitalization immediately prior to each such offering (or series of offerings) equal to at least $500,000,000, then the Earnout Payment shall be equal to 16,160,451 shares of Parent Common Stock, subject to Sections 2.9(c) and (d) below (the “Final Market Capitalization/Gross Proceeds Earnout Payment.” The Initial Market Capitalization/Gross Proceeds Earnout Payment, the Second Market Capitalization/Gross Proceeds Earnout Payment, the Third Market Capitalization/Gross Proceeds Earnout Payment and the Final Market Capitalization/Gross Proceeds Earnout Payment are collectively referred to herein as the “Market Capitalization/Gross Proceeds Earnout Payments” and individually as a “Market Capitalization/Gross Proceeds Earnout Payment”);

(v)	For the avoidance of doubt, each Market Capitalization/Gross Proceeds Earnout Payment shall only be achievable and payable one time and upon achievement of such Market Capitalization/Gross Proceeds Earnout Payment, there shall be no further payments with respect to such Market Capitalization/Gross Proceeds Earnout Payment. For example, if Parent’s Market Capitalization is greater than or equal to $250,000,000 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period with a Closing Price of no less than $3.50 on each such trading day, the Initial Market Capitalization/Gross Proceeds Milestone Earnout Payment shall have been achieved. Subsequently, if Parent’s Market Capitalization is below $250,000,000 and then returns above $250,000,000 for twenty (20) trading days during any thirty (30) consecutive trading day period, the Initial Market Capitalization/Gross Proceeds Earnout Payment shall not again be due and payable as such Initial Market Capitalization/Gross Proceeds Earnout Payment had been previously achieved and no further payments with respect to the Initial Market Capitalization/Gross Proceeds Earnout Payment shall be achievable following its initial achievement.

(vi)	Notwithstanding anything herein to the contrary, in no event shall the sum of (i) the Initial Market Capitalization/Gross Proceeds Earnout Payment, (ii) the Second Market Capitalization/Gross Proceeds Earnout Payment, (iii) the Third Market Capitalization/Gross Proceeds Earnout Payment and (iii) the Final Market Capitalization/Gross Proceeds Earnout Payment be greater than 51,160,451 shares of Parent Common Stock.

(c)	Each and every reference to share prices and Parent Common Stock in this Amendment shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Parent Common Stock that occur after the date of this Amendment.

(d)	Notwithstanding anything herein to the contrary, in no event shall the sum of (i) the Milestone Earnout Payments and (ii) the Market Capitalization/Gross Proceeds Earnout Payments be greater than 71,160,451 shares of Parent Common Stock.

4.       Amendment to Section 6.11 of the Merger Agreement. Section 6.11 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

6.11            Board of Directors and Officers of Parent.  Parent will take all actions necessary to cause the board of directors of Parent, immediately after the Effective Time, to consist of up to five (5) directors, of which three (3) directors shall be designated by the Company and two (2) directors shall be designated by Neurotrope. Prior to the mailing of the Proxy Statement, Neurotrope shall provide executed resignation letters (effective as of the Effective Time) for all members of the board of directors who will no longer be members of the board of directors of Neurotrope effective immediately after the Effective Time; provided, however, the parties acknowledge that so long as Parent remains a public reporting company, the board of directors of Parent will continue to satisfy applicable securities laws, including, without limitation, maintaining an independent audit committee, and the nominations by Company and Neurotrope hereunder will allow Parent to comply with such applicable Legal Requirements.  Each member of the board of directors of Parent shall enter into an indemnification agreement with Parent, on a form to be determined by the Parties, within fifteen (15) days of their appointment.

EXECUTION VERSION

5.       Amendment of Certain Definitions. The following definitions in the Merger Agreement are hereby amended and restated in their entirety to read as follows or added, as the case may be:

“Earnout Pro Rata Percentage” means:

(i) with respect to Company Units issued to holders of Company warrants with an exercise price of $0.01 as of the date hereof, (each a “Lead Investor” and, collectively, the “Lead Investors”), such Lead Investor’s proportionate share (based on the pro rata percentage of the total amount of Company Units issuable upon exercise of all Lead Investor warrants) of a percentage of the Earnout Payments equal to a fraction (a) the numerator of which is (x) 8,730,300 minus (y) the number of shares of Parent Common Stock issued in exchange for the Company Units resulting from the exercise of warrants held by the Lead Investor warrants prior to the Effective Time, and (b) the denominator of which is 71,160,451 (such percentage is referred to herein as the “Lead Investor Earnout Percentage”), and

(ii) with respect holders of Company Units which are not issued pursuant to warrants for Lead Investors, (a) a fraction (A) the numerator of which equals the Company Outstanding Units held by such unitholder immediately prior to the Metuchen Effective Time and (B) the denominator of which equals (x) all of the Company Outstanding Units immediately prior to the Metuchen Effective Time minus (y) the total amount of Company Units issuable upon exercise of all Lead Investor warrants, (b) multiplied by (A) one-hundred percent (100%) minus (B) the Lead Investor Earnout Percentage. For purposes of determining a unitholder’s Earnout Pro Rata Percentage, no effect shall be given to any subsequent transfer by a unitholder prior to the Metuchen Effective Time of the right to receive any Earnout Payment, if any.

“Excess Cash” shall mean cash held by Neurotrope in excess of (i) the sum of (A) Twenty Million Dollars ($20,000,000) plus (B) the amount of gross proceeds to be retained by Neurotrope from any exercises of Neurotrope Warrants as set forth in Section 5.2(b); provided, however, that if any Neurotrope Warrants are exercised during the Pre-Closing Period, the proceeds of such exercised Neurotrope Warrants which would be retained by Parent and not distributed to SpinCo will be used to pay the Transaction Costs contemplated by this Agreement or reimburse either Neurotrope or the Company, as the case may be, for any Transaction Costs contemplated by this Agreement that have been paid prior to the Closing minus (ii) the sum of (A) any Fees (as defined in the Employee Lease Agreement), (B) seventy-five percent (75%) of all investor relations and public relations fees reasonably incurred by Neurotrope and its Subsidiaries during the Pre-Closing Period, and (C) fifty percent (50%) of any severance, change-in-control payments or similar payment obligations (including payments with “single-trigger” provisions triggered at and as of the consummation of the Transactions) that become due or payable to Dr. Charles Ryan. To the extent that the proceeds of any Neurotrope Warrants exercised during the Pre-Closing Period, if any, are inadequate to cover the aggregate Transaction Costs of each of Neurotrope and the Company, the balance of the unpaid Transaction Costs shall be borne fifty percent (50%) via a reduction in the Twenty Million Dollars ($20,000,000) to be retained by Parent and fifty percent (50%) via a reduction in the amount that would otherwise be distributed to SpinCo.

“Market Capitalization” shall mean the aggregate market value of Parent Common Stock calculated by multiplying (a) the total number of outstanding shares of Parent Common Stock on the date of calculation by (b) the Closing Price on such date.

“Neurotrope Voting Agreement Signatories” means the certain stockholders of Neurotrope who become parties to a Neurotrope Voting Agreement.

6.       Amendment to Schedule B of the Merger Agreement. Schedule B of the Merger Agreement is hereby amended to delete all references to “Neurotrope Voting Agreement Signatories” and all Persons identified as Neurotrope Voting Agreement Signatories on Schedule B of the Merger Agreement shall be deleted in their entirety.

EXECUTION VERSION

7.       Effective Date of this Amendment. This Amendment shall be effective when signed by the parties hereto.

8.       Reference to the Merger Agreement. On and after the effective date of this Amendment, each reference in the Merger Agreement to “the Agreement,” “this Agreement,” “hereunder” and “hereof” or words of like import shall refer to the Merger Agreement, as further amended by this Amendment. The Merger Agreement, as further amended by this Amendment, is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed.

9.       Governing Law. This Amendment shall be construed in accordance with, and governed in all respects by, the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

10.    Entire Agreement. The Merger Agreement and the other agreements referred to therein, as further amended by this Amendment, set forth the entire understanding of the parties thereto relating to the subject thereof and hereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof or thereof.

11.    Counterparts. This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

[Signature Page Follows]

EXECUTION VERSION

IN WITNESS WHEREOF, the undersigned have caused this SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER to be duly executed and effective as of the day and year first above written.

PETROS PHARMACEUTICALS, INC.

By:	/s/ John Shulman
Name: John Shulman
Title: Chief Executive Officer

PM MERGER SUB 1, LLC

By:	/s/ John Shulman
Name: John Shulman
Title: Authorized Officer

PN MERGER SUB 2, INC.

By:	/s/ John Shulman
Name: John Shulman
Title: Chief Executive Officer

NEUROTROPE, INC.,

By:	/s/ Robert Weinstein
Name: Robert Weinstein
Title: Chief Financial Officer

METUCHEN PHARMACEUTICALS, LLC

By:	/s/ John Shulman
Name: John Shulman
Title: Authorized Person

[Signature Page to Second Amendment to Agreement and Plan of Merger]